UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2014

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 8.01.	Other Events.

On February 5, 2014, American Financial Group, Inc. (the “Registrant”) announced that its wholly-owned subsidiary, Great American Insurance Company, an Ohio corporation (“GAIC”), had commenced a tender offer to purchase all the outstanding shares of common stock, par value $0.01 per share of National Interstate Corporation, other than shares owned by GAIC, at a purchase price of $28.00 per share, net to the seller in cash, without interest and less any required withholding taxes.  A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits.

99.1	Press release dated February 5, 2014 This Exhibit is furnished pursuant to Item 8.01 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2014	AMERICAN FINANCIAL GROUP, INC. By: /s/ Karl J. Grafe Karl J. Grafe Vice President